EXHIBIT 2.6

                            STOCK PURCHASE AGREEMENT

This Agreement ("Agreement") entered into as of September 30, 1998, is by and among Dynamic Health Products, Inc., a Florida corporation ("Purchaser"), J. Labs, Inc., a Florida corporation ("Corporation"), and those persons who are signatories hereto (collectively referred herein to as "Sellers").

WHEREAS, the Corporation presently has authorized a single class of common stock of which 500,000 shares (the "Shares") have been issued to the Sellers and are outstanding as described in Exhibit "A" hereto; and

WHEREAS, the Shares are the only issued and outstanding capital stock of the Corporation; and

WHEREAS, Purchaser desires to purchase from Sellers and Sellers desire to sell to Purchaser all of the Shares on the terms and subject to the conditions set forth herein;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

SECTION 1.  PURCHASE OF SHARES.

1.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, simultaneously with the execution hereof by all parties, Sellers will sell all of the Shares to Purchaser and Purchaser will purchase all of the Shares from Sellers, said Shares constituting one hundred percent (100%) of all of the issued and outstanding capital stock of the Corporation as of the Closing.

1.2 CONSIDERATION. In consideration of the sale of the Shares by Sellers to Purchaser, Purchaser will issue to Sellers a total of 100,000 shares of Purchaser's common stock, ("Purchaser's Shares"), with each Seller receiving the number of shares set forth in Exhibit "B" hereto.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND SELLERS. As a material inducement to Purchaser to enter into this Agreement and purchase the Shares, Sellers and the Corporation, jointly and severally, represent and warrant that:

2.1 ORGANIZATION AND CORPORATE POWER. The Corporation is a corporation duly incorporated and validly existing under the laws of the state of Florida. The Corporation has all requisite corporate power and authority necessary to own its properties. The copies of the Corporation's charter documents and bylaws have been furnished to Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

2.2 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of the Corporation consists of 1,000,000 shares of common stock, 500,000 of which are issued and

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outstanding and are owned, beneficially and of record, by Sellers and no other stock of the Corporation is issued and outstanding. The Corporation does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its stock. The Corporation is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock. All of the outstanding shares of the Corporation's capital stock are validly issued, fully paid, and nonassessable. Sellers have, and upon purchase thereof pursuant to the terms of this Agreement Purchaser will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws.

2.3 NO UNDISCLOSED LIABILITIES. Neither the Corporation nor any of the property of the Corporation is subject to any material liability or obligation.

2.4 OWNERSHIP OF TRADE NAMES. Exhibit "C" contains a complete and accurate list of all fictional business names, trading names, registered and unregistered trademarks, servicemarks and applications (collectively, "Marks"). The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' knowledge, no such action is threatened with respect to any of the Marks. To Sellers' knowledge, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or, to Sellers' knowledge, has been challenged or threatened in any way. None of the Marks used by the Corporation infringes or is alleged to infringe any tradename, trademark, or servicemark of any third party.

2.5 LITIGATION. There are no actions, suits, proceedings, orders, investigations, or claims pending or, to the best of Sellers' and the Corporation's knowledge, overtly threatened against the Corporation or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Corporation is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Sellers' and the Corporation's knowledge, any governmental investigations or inquiries; and, to the best knowledge of Sellers' and the directors and responsible officers of the Corporation, there is no basis for any of the foregoing.

2.6 TAX MATTERS. (i) The Corporation has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by it and has paid all taxes shown as due thereon; and (ii) no taxing authority has asserted any deficiency in the payment of any tax or informed the Corporation that it intends to assert any such deficiency or to make any audit or other investigation of the Corporation for the purpose of determining whether such a deficiency should be asserted against the Corporation.

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2.7   DISCLOSURE. This Agreement does not contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. No Seller has intentionally concealed any fact known by such person to have a material adverse effect upon the Corporation's assets.

2.8 POWER OF ATTORNEY. No material power of attorney or similar authorization given by the Corporation is presently in effect.

2.9 AGREEMENTS AND COMMITMENTS. Except for this Agreement, the Company is a party to no agreement, contract, instrument, and commitment (including license agreements).

2.10  PROPERTY. Other than the Marks, the Corporation owns no property.

2.11  EMPLOYEES. The Company has no employees.

2.12  INVESTMENT REPRESENTATIONS

      2.12.1 Sellers are acquiring the Purchaser's Shares for their own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Purchaser's Shares.

      2.12.2 During the course of the negotiation of this Agreement, Seller's have reviewed all information provided to them by the Purchaser and have had the opportunity to ask questions of and receive answers from representatives of the Purchaser concerning the Purchaser, the Purchaser's Shares, and this purchase, and to obtain certain additional information requested by Sellers.

      2.12.3 Sellers understand that the Purchaser's Shares have not been registered under Securities Act of 1933 ("1933 Act"), or under any state securities law.

      2.12.4 Sellers understand that the Purchaser's Shares cannot be resold in a transaction to which the 1933 Act and state securities laws apply unless (i) subsequently registered under the 1933 Act and applicable state securities laws or (ii) exemptions from such registrations are available.

      2.12.5 Seller's understand that no public market now exists for the Purchaser's Shares and that it is uncertain that a public market will ever exist for the Purchaser's Shares.

      2.12.6 Seller's understand that the certificates for the Purchaser's Shares will bear a restrictive legend in the following form or such other form as is determined by Purchaser:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS CERTIFICATE UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION

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      COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES
      ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE CORPORATION, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to Sellers to enter into this Agreement and sell the Shares, Purchaser hereby represents and warrants to Sellers as follows:

3.1 ORGANIZATION; POWER. Purchaser is a corporation duly incorporated and validly existing under the laws of the state of Indiana, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

3.2 AUTHORIZATION. The execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

3.3 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Purchaser is a party or by which Purchaser is bound.

SECTION 4.  COVENANTS OF THE CORPORATION AND SELLERS.

4.1 ACTION AFTER THE CLOSING. Upon the reasonable request of any party hereto, any other party will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this purchase. These include, by way of illustration and not by way of limitation, the following:

      4.1.1 Resignations of each of the directors of the Corporation;

      4.1.2 Provisions relating to delivery of Corporate books and records;

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SECTION 5.  CLOSING.

5.1 TIME, PLACE, AND MANNER OF CLOSING. The closing ("Closing") will be held at the offices of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., at 100 North Tampa Street, Suite 1800, Tampa, Florida, or such other place as the parties may agree, simultaneously with the execution hereof. At the Closing the Sellers will deliver certificates evidencing the Shares, duly endorsed for transfer. Purchaser shall deliver certificates evidencing the Purchaser's Shares a reasonable time after the Closing. After the Closing, Sellers, at Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Purchaser may reasonably request to effectively transfer the Shares.

5.2 CONSUMMATION OF CLOSING. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of the Corporation and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Corporation on the date of the Closing.

SECTION 6.  MISCELLANEOUS PROVISIONS.

6.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Purchaser and Sellers.


6.2   WAIVER OF COMPLIANCE; CONSENTS

      6.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      6.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

6.3 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

6.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

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6.5   AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

6.6 ATTORNEY FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

6.7 COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

6.8 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

6.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

6.10 ARBITRATION. If at any time any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

6.11 PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

6.12 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

6.13 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

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6.14  SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


6.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties shall survive the Closing.

Dated: September 30, 1998

                                         /s/ MANJU TANEJA
                                         -----------------------------
                                         Manju Taneja

                                         /s/ MANDEEP TANEJA
                                         -----------------------------
                                         Mandeep Taneja

                                         /s/ MIHIR TANEJA
                                         -----------------------------
                                         Mihir Taneja

                                         /s/ MADHAVI SEKHARAM
                                         -----------------------------
                                         Madhavi Sekharam

                                         /s/ KOTHA SEKHARAM
                                         -----------------------------
                                         Kotha Sekharam

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